EXHIBIT-23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of First Merchants Corporation on Form S-8 (File No. 333-159643) of our report dated October 31, 2012, on our audits of the financial statements of First Merchants Corporation Employee Stock Purchase Plan (2009) as of June 30, 2012 and 2011, and for the years ended June 30, 2012, 2011 and 2010, which report is included in Exhibit 99.1.

/s/ BKD, LLP

Indianapolis, Indiana
October 31, 2012